400 Chestnut Ridge Road	N E W S R E L E A S E
Woodcliff Lake, NJ 07677
201-930-3300

CONTACT: Carol A. Cox, 201-930-3720	EMAIL: ccox@barrlabs.com
Barr Finalizes Acquisition of PLIVA d.d.
Over 95% of Voting Shares Tendered to Barr
Woodcliff Lake, NJ — October 24, 2006... Barr Pharmaceuticals, Inc. (NYSE: BRL) today announced that its European subsidiary has finalized the legal and regulatory requirements to acquire PLIVA d.d. (LSE: PLVD; ZSE: PLVA-R-A), based in Zagreb, Croatia. Under the terms of Barr’s formal $2.5 billion cash tender offer, Barr made a payment of HRK 820 per share for all shares tendered during the offer period. The transaction has closed with 17,056,977 shares being tendered as part of the process, representing 92% of PLIVA’s total outstanding share capital being tendered to Barr. With the addition of the Treasury Shares held by PLIVA, Barr now owns or controls in excess of 95% of PLIVA’s voting share capital.
Under Croatian law, Barr’s ownership of more than 95% of the voting shares in PLIVA permits the Company to undertake the necessary actions to acquire the remainder of PLIVA’s outstanding share capital. Shareholders who tendered to Barr during the formal tender process, which officially ended on October 11, 2006, received a payment of HRK 820 per share. For shareholders who did not tender their shares during the formal tender process, the Company expects to utilize the provisions provided for under Croatian law to acquire the remaining outstanding shares from minority shareholder interests. The Company will immediately undertake the necessary steps to initiate the purchase of all remaining shares at HRK 820 per share, the same price offered to shareholders during the formal tender period. The duration of this process and the subsequent pay out to remaining shareholders is expected to take up to four months.
About PLIVA d.d.
PLIVA, established in 1921, is a global generic pharmaceutical company with operations in more than 30 countries worldwide. It is the leading pharmaceutical company based in Central and Eastern Europe (CEE) and has been listed on the Zagreb and London Stock Exchanges since 1996. PLIVA specializes in the development, production and distribution of generic pharmaceutical products, including biologicals, cytostatics, and other value-added generics, as well as active pharmaceutical ingredients.
About Barr Pharmaceuticals, Inc.
Barr Pharmaceuticals, Inc., a holding company that operates through its principal subsidiaries, Barr Laboratories, Inc. and Duramed Pharmaceuticals, Inc., is engaged in the development, manufacture and marketing of generic and proprietary pharmaceuticals.

Forward-Looking Statements
Except for the historical information contained herein, the statements made in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by their use of words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates” and other words of similar meaning. Because such statements inherently involve risks and uncertainties that cannot be predicted or quantified, actual results may differ materially from those expressed or implied by such forward-looking statements depending upon a number of factors affecting the Company’s business. These factors include, among others: the difficulty in predicting the timing and outcome of legal proceedings, including patent-related matters such as patent challenge settlements and patent infringement cases; the outcome of litigation arising from challenging the validity or non-infringement of patents covering our products; the difficulty of predicting the timing of FDA approvals; court and FDA decisions on exclusivity periods; the ability of competitors to extend exclusivity periods for their products; our ability to complete product development activities in the timeframes and for the costs we expect; market and customer acceptance and demand for our pharmaceutical products; our dependence on revenues from significant customers; reimbursement policies of third party payors; our dependence on revenues from significant products; the use of estimates in the preparation of our financial statements; the impact of competitive products and pricing on products, including the launch of authorized generics; the ability to launch new products in the timeframes we expect; the availability of raw materials; the availability of any product we purchase and sell as a distributor; the regulatory environment; our exposure to product liability and other lawsuits and contingencies; the increasing cost of insurance and the availability of product liability insurance coverage; our timely and successful completion of strategic initiatives, including integrating companies and products we acquire and implementing our new enterprise resource planning system; fluctuations in operating results, including the effects on such results from spending for research and development, sales and marketing activities and patent challenge activities; the inherent uncertainty associated with financial projections; changes in generally accepted accounting principles; and other risks detailed from time-to-time in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the fiscal year ended June 30, 2006.
The forward-looking statements contained in this press release speak only as of the date the statement was made. The Company undertakes no obligation (nor does it intend) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required under applicable law.
[EDITOR’S ADVISORY: Barr Pharmaceuticals, Inc. news releases are available free of charge through PR Newswire’s News On-Call site at. Barr news releases and corporate information are also available on Barr’s website (www.barrlabs.com). For complete indications, warnings and contraindications, contact Barr’s Drug Information Department at 1-800-Barr Lab. All trademarks referenced herein are the property of their respective owners.]

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